UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On March 20, 2025, AstroNova, Inc. (the “Company”) issued a press release announcing preliminary unaudited financial results for the Company’s fiscal fourth quarter ended January 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The preliminary unaudited financial results in such exhibit are preliminary, are not a comprehensive statement of financial results for the fiscal quarter ended January 31, 2025, and are provided prior to completion of all internal and external audit review procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the fiscal quarter ended January 31, 2025 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the quarter are finalized and publicly released and other risks and uncertainties described above and in the Company’s filings with the Securities and Exchange Commission.

The information contained in Item 2.02 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2025, the Company entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A., as lender (the “Lender”). The Amendment amended the Amended and Restated Credit Agreement dated as of July 30, 2020, as amended by the First Amendment to Credit Agreement dated as of March 24, 2021, the LIBOR Transition Amendment dated as of December 14, 2021, the Second Amendment to Amended and Restated Credit Agreement dated as of August 4, 2022, the Joinder Agreement relating to the Company’s subsidiary Astro Machine Corporation (“Astro Machine”) dated as of August 26, 2022, and the Third Amendment to Amended and Restated Credit Agreement dated as of May 6, 2024 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), between the Company as borrower, Astro Machine as a guarantor, and the Lender.

The Amendment modified the remaining quarterly installments in which the outstanding balance of the existing Term Loan (as defined in the Amended Credit Agreement) under the Amended Credit Agreement (the “Term Loan”) must be paid; the outstanding principal balance of the Term Loan as of the effective date of the Amendment is $9,450,000. Under the Amended Credit Agreement, such remaining quarterly installments must be paid on the last day of each fiscal quarter of the Company through April 30, 2027 in the principal amount of (i) in the case of the installments for the fiscal quarters ending April 30, 2025 through January 31, 2026, $325,000 each, (ii) in the case of the installments for the fiscal quarters ending April 30, 2026 through January 31, 2027, $725,000 each, and (iii) in the case of the installment for the fiscal quarter ending April 30, 2027, $950,000; the entire then-outstanding principal balance of the Term Loan is required to be paid on August 4, 2027. The Company continues to have the right to voluntarily prepay the Term Loan, in whole or in part, from time to time without premium or penalty (other than customary breakage costs, if applicable).

The remaining repayment installments of the existing Term A-2 Loan under (and as defined in) the Amended Credit Agreement (the “Term A-2 Loan”) were not modified by the Amendment; the outstanding principal balance of the Existing Term A-2 Loan as of the effective date of the Amendment is EUR 12,250,001. The amount and availability and repayment terms of the existing $25,000,0000 revolving credit facility available to the Company under the Amended Credit Agreement were not modified by the Amendment; the outstanding principal balance under the revolving credit facility as of the effective date of the Amendment is $21,676,540.

The Amendment modified the applicable interest rate margins payable with respect to the Term Loan, the Term A-2 Loan and the revolving credit facility loans and modified the commitment fee payable with respect to the undrawn portion of the revolving credit facility. Under the Amended Credit Agreement, the Term Loan and revolving credit facility loans bear interest at a rate per annum equal to, at the Company’s option, either (a) the Term SOFR rate as defined in the Amended Credit Agreement (or, in the case of revolving credit loans denominated in Euros or another currency other than U.S. Dollars, the applicable quoted rate), plus a margin that varies within a range of 1.60% to 2.85% based on the Company’s consolidated leverage ratio, or (b) a fluctuating reference rate equal to the highest of (i) the federal fund rate plus 0.50%, (ii) Bank of America’s publicly announced prime rate, (iii) the Term SOFR Rate plus 1.00%, or (iv) 0.50%, plus a margin that varies within a range of 0.60% to 1.85% based on the Company’s consolidated leverage ratio. Under the Amended Credit Agreement, the Term A-2 Loan bears interest at a rate per annum equal to the EURIBOR rate as defined in the Amended Credit Agreement, plus a margin that varies within a range of 1.60% to 2.85% based on the Company’s consolidated leverage ratio. Under the Amended Credit Agreement, the commitment fee that the Company is required to pay on the undrawn portion of the revolving credit facility under the Amended Credit Agreement varies within a range of 0.15% and 0.40% based on the Company’s consolidated leverage ratio.

The Company must comply with various customary financial and non-financial covenants under the Amended Credit Agreement, certain provisions of which covenants were modified by the Amendment. The financial covenants under the Amended Credit Agreement consist of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio that is tested commencing with the measurement period ending with the fiscal quarter ending January 31, 2026, and a minimum interim consolidated fixed charge coverage ratio that is tested for certain measurement periods ending April 30, 2025, July 31, 2025 and October 31, 2025; the minimum interim consolidated fixed charge coverage ratio was added by the Amendment, and certain provisions of the existing financial covenants were modified by the Amendment.

Pursuant to the Amendment, the Lender waived the events of default that had occurred under the Existing Credit Agreement as a result of the Company’s failure to comply with the maximum consolidated leverage ratio and the minimum consolidated fixed charge coverage ratio in effect thereunder for the Company’s fiscal measurement period ended January 31, 2025.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Matters.

The Company’s Board of Directors fixed June 10, 2025 as the date of the Company’s 2025 Annual Meeting. The record date for the Annual Meeting will be April 11, 2025. Further details regarding the Annual Meeting will appear in the Company’s 2025 proxy statement.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Fourth Amendment to Amended and Restated Credit Agreement dated as of March 20, 2025 among AstroNova, Inc., Astro Machine Corporation and Bank of America, N.A.

99.1	Press Release dated March 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: March 21, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer

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